EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
Set forth below is a list of each of the subsidiaries of Smithfield Foods, Inc. (other than subsidiaries whose names have been omitted in accordance with Regulation S-K Item 601(b)(21)(ii)) and their respective jurisdictions of organization.

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
AgProtein, Inc.	North Carolina
AGRI PLUS Sp. z o.o.	Poland
AGRI PLUS WIELKOPOLSKA S.A.	Poland
Agri Vet Sp. z o.o.	Poland
Agroalim Distribution S.R.L.	Romania
Agroalim Logistic S.A.	Romania
American Skin Food Group LLC	North Carolina
Animex-Animpol Sp. z.o.o. Sp.K.	Poland
Animex Europe Ltd.	Malta
Animex Foods Sp. z.o.o.	Poland
Animex Foods .sp. K.	Poland
Animex Invest Sp. z.o.o.	Poland
Animex SF, Sp. z.o.o.	Poland
Animex SF SP z o.o Agro S.K.A.	Poland
Animex SF SP z o.o Euro Comfort S.K.A.	Poland
Animex SF SP z o.o GP S.K.A.	Poland
Animex SF SP Paze z o.o S.K.A.	Poland
Animpol S.A.	Poland
Animpol SF Sp. z o.o	Poland
Armour-Eckrich Meats LLC	Delaware
Beef Liquidation Corp.	Delaware
Best Solutions LLC	Delaware
Brown’s Realty Partnership	North Carolina
Carroll’s Realty Partnership	North Carolina
Cattle Inventory, LLC	Delaware
CC32 Close-End Invest Fund	Poland
Chief Milling Partners, Inc.	North Carolina
Cold Field Investments, LLC	Delaware
Distribution Development, L.L.C.	South Dakota
Duplin Marketing Company, LLC	North Carolina
Ferma Kraplewice Sp. z o.o.	Poland
Hofstede Beheer BV	Netherlands
Iowa Quality Meats, Ltd.	Iowa
John Morrell & Co.	Delaware
Jonmor Investments, Inc.	Delaware
Kansas City Sausage Company, LLC	Delaware
KC2 Real Estate LLC	Delaware
MB Grain LLC	Delaware
MF Energy, LLC	Delaware
Murphy-Brown LLC	Delaware
Murphy-Brown of Missouri LLC	Delaware

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
Murphy Farms of Texahoma, Inc.	Oklahoma
NPD Investments, Inc.	Delaware
Patcud Investments, Inc.	Delaware
Patrick Cudahy, LLC	Delaware
PEK (London) Ltd.	United Kingdom
Pirin Agri S.R.L.	Romania
Pork Plus, LLC	Delaware
Premium Pet Health, LLC	Delaware
Prima Farms Sp. z o.o.	Poland
QTF Liquidation Corp.	Delaware
RMHF Liquidation, LLC	Delaware
SF1 sp. z.o.o.	Poland
SF2 sp. z.o.o.	Poland
SF3 sp. z.o.o.	Poland
SF4 sp. z.o.o.	Poland
SF Holding Spolka z o.o.	Poland
SF Investments, Inc.	Delaware
SF Marketing Sub, Inc.	Delaware
SFDS Global Holdings B.V.	Netherlands
SFFC, Inc.	Delaware
SFRMH Liquidation, Inc.	Delaware
Smithfield Asia Holdings, Limited	British Virgin Islands
Smithfield Bioenergy LLC	Delaware
Smithfield Canada Ltd.	Canada
Smithfield Capital Europe, B.V.	Netherlands
Smithfield-Carroll’s Farms	Virginia
Smithfield Culinary Foods Group, LLC	Delaware
Smithfield de Colombia SAS	Columbia
Smithfield Deli Group, Inc.	Delaware
Smithfield Farmland Corp	Delaware
Smithfield Farmland Sales Corp.	Delaware
Smithfield Ferme S.R.L.	Romania
Smithfield Foods de Mexico, S. de R.L. de C.V.	Mexico
Smithfield Foods Group Ltd.	United Kingdom
Smithfield Foods Ltd.	United Kingdom
Smithfield Global Products, Inc.	Delaware
Smithfield Innovations Group, LLC	Delaware
Smithfield Insurance Co. Ltd.	Bermuda
Smithfield International Group de Mexico, S. de R.L de C.V.	Mexico
Smithfield International Investments, Inc.	Delaware
Smithfield of Japan (KK)	Japan
Smithfield-Kinston LLC	Delaware
Smithfield Packaged Meats Sales Corp.	Delaware
Smithfield Polska Spolka z o.o.	Poland
Smithfield Procesare S.R.L.	Romania
Smithfield Prod S.R.L.	Romania
Smithfield Purchase Corporation	North Carolina
Smithfield Receivables Funding, LLC	Delaware
Smithfield Romania S.R.L.	Romania

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
Smithfield Specialty Foods Group, LLC	Delaware
Smithfield Strategic Sourcing & Service Co., Inc.	Delaware
Smithfield Support Services Corp.	Delaware
Smithfield Trading Company, Inc.	Delaware
Smithfield Transportation Co., Inc.	Delaware
Stefano Foods, Inc.	North Carolina
Tar Heel Turkey Hatchery, Inc.	North Carolina
Texas County Land, LLC	Delaware
The Smithfield Inn Corporation	Virginia
Titan Global LLC	North Carolina
Wilmington Bulk, LLC	North Carolina